Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

and Stockholders

First Capital Bancorp, Inc.

Richmond, Virginia

We consent to the incorporation by reference in Registration Statements No.333-150776 and 333-158943 on Form S-3 and No. 333-146305 and 333-169202 on Form S-8 of First Capital Bancorp, Inc. of our reports dated March 30, 2011, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of First Capital Bancorp, Inc. for the year ended December 31, 2010.

/S/ Cherry, Bekaert & Holland, L.L.P

Richmond, Virginia

March 30, 2011